                                                     EXHIBIT NO. EX-99 (d)(4)(e)

                         PROPOSED SUBADVISORY AGREEMENT

         THIS AGREEMENT is made and entered into on this ___ day of ______, 2004, among Gartmore Mutual Funds, an Ohio business trust (the "Trust"), Gartmore Mutual Fund Capital Trust (the "Adviser"), a Delaware business trust registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Gartmore Global Partners, a Delaware general partnership (the "Subadviser"), also registered under the Advisers Act.

                              W I T N E S S E T H :

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the Trust dated as of August 30, 2000 (the "Advisory Agreement") as subsequently amended, been retained to act as investment adviser for certain of the series of the Trust which are listed on Exhibit A to this Agreement (each, a "Fund");

         WHEREAS, the Subadviser is regulated by the Securities and Exchange Commission as an investment adviser under the Advisers Act and is also regulated by the Investment Management Regulatory Organisation Limited ("IMRO") of the United Kingdom in the conduct of its investment business and is a member of IMRO;

         WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

         WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Trust's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

         1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

         2. Duties of Subadviser.

                  (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Trust's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of the Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets.

                  The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser's activities under this Agreement, including, without limitation, information concerning a Fund, their funds available, or to become available, for investment and generally as to the conditions of a Fund's or Trust's affairs. In particular, but without prejudice to the generality of the foregoing, the Adviser shall authorize and instruct the Trust's custodian to provide such information to the Subadviser as it may reasonably require, and to act upon the Subadviser's instructions given in the proper performance by the Subadviser of this Agreement.

                  (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring each Fund's overall compliance with the 1940 Act and the Code and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser will provide the Subadviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the duties of the Subadviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement. Notwithstanding the foregoing, the Adviser acknowledges that the Subadviser may also be subject to requirements by IMRO, and will comply with such requirements to the extent they are not inconsistent with applicable federal and state laws and regulations in the United States. At a minimum, the Subadviser must comply with the laws of the United States, but may also choose to comply with more stringent IMRO requirements if the Subadviser deems necessary.

                  The Adviser will also provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner following the Adviser's written request such information relating to the Subadviser and its relationship to, and actions for, the Trust as may be required to be contained in the Prospectus or in the Trust's Registration Statement on Form N-1A.

                  (c) Voting of Proxies. The Adviser hereby delegates to the Subadviser the Adviser's discretionary authority to exercise voting rights with respect to the securities and other investments in the Subadviser Assets and authorizes the Subadviser to delegate further such discretionary authority to a designee identified in a notice given to the Trust and the Adviser. The Subadviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested the Fund's assets in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the Fund's security.

                  The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser's voting record with respect to the Fund's securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "Securities Act"), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, respectively.

                  (d) Agent. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of managing the Subadviser Assets, and executing account documentation, agreements, contracts and other documents as the Subadviser shall enter into with brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

                  (e) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers ("brokers") as the Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for a Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of each Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion. Notwithstanding the foregoing, the Adviser acknowledges that the Subadviser may also be subject to requirements by IMRO, and will comply with such requirements to the extent they are not inconsistent with applicable federal and state laws and regulations in the United States. At a minimum, the Subadviser must comply with the laws of the United States, but may also choose to comply with more stringent IMRO requirements if the Subadviser deems necessary.

                  It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

                  (f) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instrument to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

                  The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or
         (ii) identifying any violations which have occurred with respect to the Subadviser Assets. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

                  (g) Books and Records. The Subadviser shall maintain separate detailed records of all matters pertaining to the Subadviser Assets (the "Fund's Records"), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund's Records are property of the Trust; however, nothing in this clause shall be interpreted to provide the Adviser or the Trust with any property right in any software used by the Subadviser to maintain such records. The Fund's Records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to the Adviser during any day that the relevant Fund is open for business. The Trust acknowledges that the Subadviser may be obligated under applicable law and regulation to maintain copies of the Fund's Records for certain periods prescribed by such law and regulation and that it will permit the Subadviser to maintain such records as may be so required both during the term of this Agreement and thereafter.

                  (h) Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Trust may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Subadviser Assets held in the portfolio, all in such detail as the Adviser or the Trust may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio management team(s) responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets.

                  The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser, and as may be reasonably requested from time to time, and may be required for the Trust or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act of 1933, as amended (the "Securities Act"), and any rule or regulation thereunder.

                  (i) Custody Arrangements. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Fund Investments.

                  (j) Historical Performance Information. To the extent agreed upon by the parties, the Subadviser will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law. The Trust and the Adviser both acknowledge that the Subadviser may be bound by applicable law and regulation which may restrict its ability to disclose details such information, and this Agreement shall not be construed as requiring the Subadviser to disclose any such information where such disclosure would result in the Subadviser being in breach of such applicable law or regulation.

         3. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

         4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, including any tax arising on any transaction, if any) purchased for a Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, the Fund's or Adviser's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission (the "SEC"); expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund's portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Funds or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Funds or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

         5. Compensation. For the services provided and the expenses assumed with respect to a Fund and the Subadviser Assets pursuant to this Agreement, the Subadviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

         The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares of that Fund as described in a Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Trust as follows:

                  (a) The Subadviser is registered as an investment adviser under the Advisers Act;

                  (b) The Subadviser has filed a notice of exemption pursuant to
         Section 4.14 under the Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association ("NFA"), or is not required to file such exemption;

                  (c) The Subadviser is a partnership duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action by the Subadvisers board of directors or shareholders and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

                  (e) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

                  (a) The Adviser is registered as an investment adviser under the Advisers Act;

                  (b) The Adviser has filed a notice of exemption pursuant to
         Section 4.14 under the CEA with the CFTC and the National Futures Association or is exempt from doing so;

                  (c) The Adviser is a business trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (d) The execution, delivery and performance by the Adviser of this Agreement, the appointment of the Subadviser and the delegation to the Subadviser of the duties and powers delegated to it under this Agreement, are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or managing unitholder, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                  (e) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement; and

                  (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

         8. Representations and Warranties of the Trust. The Trust represents and warrants to the Adviser and the Subadviser as follows:

                  (a) The Trust is a business trust duly organized and validly existing under the laws of the State of Ohio with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (b) The Trust is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act; and

                  (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under
         (i) any provision of applicable law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

         9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         10. Liability and Indemnification.

                  (a) Liability. The Subadviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the Trust or a Fund or any of a Fund's shareholders, in connection with the matters to which this Agreement relates. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser's Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

                  (b) Indemnification. The Subadviser shall indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Trust and the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. Notwithstanding any other provision in this Agreement, the Subadviser will indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Subadviser concerning the Subadviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons shall not be indemnified for a loss or expense resulting from their negligence, willful misconduct or the violation of the 1940 Act or federal or state securities laws in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

                  The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA, or as a result of any negligence, willful misconduct or the violation of the 1940 Act or federal or state securities laws on the part of the Adviser in the reliance upon and/or use of any historical performance calculations provided by the Subadviser concerning the Subadviser's composite account data or historical performance information or similarly managed investment companies.

         11. Duration and Termination.

                  (a) Duration. This Agreement begins effective as of the date referenced above, after which point the assets of the Fund(s) shall be transferred to the management of the Subadviser under the terms of this Agreement. Unless sooner terminated, this Agreement shall continue until _________, with respect to any Fund covered by the Agreement initially and for an initial two-year period for any Fund subsequently added to the Agreement, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Funds represented at a meeting if holders of more than 50% of the outstanding shares of the Funds are present in person or by proxy or (b) more than 50% of the outstanding shares of the Funds; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

                  (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                           (i) By vote of a majority of the Trust's Board of
                  Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon at least 60 days' written notice to the Subadviser;

                           (ii) By any party hereto immediately upon written
                  notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

                           (iii) By the Subadviser upon at least 60 days'
                  written notice to the Adviser and the Trust.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. Upon termination of this Agreement, the Trust will immediately discontinue the use of the historical performance information provided by the Subadviser provided under Section 2(j) hereof.

                  Termination will be without prejudice to the settlement of any outstanding fees and the completion of transactions already initiated. If on termination any money is due or will or may become due in the future as a result of a commitment entered into by the Subadviser ("an outstanding amount") then the Subadviser may at its discretion sell such of the Subadviser Assets as it may in its discretion select in order to realize funds sufficient to cover any outstanding amount (but only to the extent that insufficient funds are otherwise available for the purpose). The Subadviser may also cancel, close out, terminate or reverse any transaction or enter into any other transaction or do anything which has the effect of reducing or eliminating any outstanding amount or of reducing or eliminating any liability under any contracts, positions or commitments undertaken under this Agreement.

         12. Duties of the Adviser.

                  (a) Responsibility for other services. The Adviser shall continue to have responsibility for all services to be provided to the Trust pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Trust.

                  (b) Delivery of documents. The Adviser will provide the Subadviser with copies of each of the following:

                           (i)   The Trust's Certificate of Trust and
                                 Declaration of Trust;

                           (ii) The most recent Prospectus and Statement of Additional Information relating to the Trust;

                           (iii) The Trust's Bylaws; and

                           (iv)  The Trust's Code of Ethics.

                  The Adviser will notify the Subadviser as soon as it becomes aware of any change in the above documents, and supply a copy of the amended document or documents. The Subadviser shall not be liable either for the breach of any provision or otherwise under this Agreement, where such breach or other liability relates to a failure to comply with the above documents, in circumstances where the Subadviser was not aware at the relevant time of the amendment of the relevant document or documents and, if not for such amendment, such breach or other liability would not have occurred.

         13. Reference to Subadviser. Neither the Adviser nor any Affiliate or agent of it shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Subadviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

         14. Amendment. This Agreement may be amended by mutual written consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Funds (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         15. Confidentiality. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:

                  (a). Authorized. The Adviser or the Trust has authorized such disclosure;

                  (b) Court or Regulatory Authority. Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

                  (c) Publicly Known Without Breach. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

                  (d) Already Known. Such information already was known by the party prior to the date hereof;

                  (e) Received From Third Party. Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund's custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

                  (f) Independently Developed. The party independently developed such information.

         16. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                  (a) If to the Subadviser:

                      Gartmore Global Partners
                      101 South Tryon Street
                      Charlotte, North Carolina 28255
                      Attention:
                      Facsimile:

                  (b) If to the Adviser:

                      Gartmore Mutual Fund Capital Trust
                      1200 River Road
                      Conshohocken, PA 19428
                      Attention: Legal Department
                      Facsimile: (484) 530-1323

                  (c) If to the Trust:

                      Gartmore Mutual Funds
                      1200 River Road
                      Conshohocken, PA 19428
                      Attention: Legal Department
                      Facsimile: (484) 530-1323

         16. Jurisdiction. This Agreement shall be governed by and construed to be consistent with the Advisory Agreement and in accordance with substantive laws of the State of Ohio without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

         18. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         19. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         20. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         21. Trust and its Trustees. The Trust is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust dated as of October 30, 1997, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of Gartmore Mutual Fund Trustees, officers, employees or agents are not made individually, but only in their capacities with respect to the Trust. Such obligations are not binding upon any of the Trustees, shareholders, officers, or employees of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code. All persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         22. Agent Not Principal. The Subadviser shall enter into transaction under this Agreement as agent on behalf of the Adviser or Trust and not as principal.

         23. Soft Commissions. The subadviser may effect transactions under the Agreement with or through the agency of a person who provides services under a Soft Commission Agreement, as defined in the rules of IMRO, and will report such transactions to the Adviser upon request. All such transactions must comply with applicable federal and state regulations in the United States and any mutually agreed upon policies and procedures.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                        TRUST
                                        Gartmore Mutual Funds

                                        By:_________________________________
                                        Name:
                                        Title:

                                        ADVISER
                                        Gartmore Mutual Fund Capital Trust

                                        By:_________________________________
                                        Name:
                                        Title:

                                        SUBADVISER
                                        Gartmore Global Partners

                                        By:_________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                            DATED JUNE __, 2004 AMONG
                       GARTMORE MUTUAL FUND CAPITAL TRUST,
                              GARTMORE MUTUAL FUNDS
                          AND GARTMORE GLOBAL PARTNERS
                             EFFECTIVE JUNE __, 2004

      Funds of the Trust                                 Advisory Fees                              Effective Date
      ------------------                                 -------------                              --------------
Gartmore China Opportunities Fund(1)         .625% on assets up to $500 million                      June __, 2004
                                             .600% on assets of $500 million
                                             and more but less than $2 billion
                                             .575% on assets of $2 billion and more

Gartmore Global Natural Resources            0.45% on assets up to $500 million                      June __, 2004
Fund(1)                                      0.425% on assets of $500 million
                                             and more but less than $2 billion
                                             0.40% on assets of $2 million and more

(1)Performance Fees for the Gartmore China Opportunities Fund and the Gartmore Global Natural Resources Fund.

         The base subadvisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

                 +/- 100 bps under/outperformance                2bps
                 +/- 200 bps under/outperformance                4bps
                 +/- 300 bps under/outperformance                6bps
                 +/- 400 bps under/outperformance                8bps
                 +/- 500 bps or more under/outperformance        10bps

         The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

         Benchmark Index Performance:

         The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

         Benchmark Index:

         1. Gartmore China Opportunities Fund          MSCI Zhong Hua Index

         2. Gartmore Global Natural Resources Fund _______________Index

ADVISER                                        TRUST

GARTMORE MUTUAL FUND CAPITAL TRUST             GARTMORE MUTUAL FUNDS

By: ________________________________           By:______________________________

Title: _______________________________         Title: __________________________

SUBADVISER

GARTMORE GLOBAL PARTNERS

By:________________________________

Title:_______________________________

                                      -18-